     ----------------------------------------------------------------------


                            NTL COMMUNICATIONS CORP.,

                                NTL INCORPORATED,

                            NTL HOLDINGS INCORPORATED

                                       and

                            THE CHASE MANHATTAN BANK,
                                   as Trustee

                             -----------------------

                          THIRD SUPPLEMENTAL INDENTURE

                            Dated as of May 17, 2000

           Supplementing the Indenture, dated as of December 16, 1998, between NTL Communications Corp. (formerly known as NTL Incorporated) and The Chase Manhattan Bank, as Trustee, as amended by the First Supplemental Indenture, dated as of March 31, 1999, among NTL Incorporated (formerly known as NTL Communications Corp.), NTL Communications Corp. (formerly known as NTL Incorporated) and The Chase Manhattan Bank, as Trustee, and by the Second Supplemental Indenture, dated as of March 16, 2000, among NTL Incorporated, NTL Communications Corp., and The Chase Manhattan Bank, as Trustee


                   7% CONVERTIBLE SUBORDINATED NOTES DUE 2008


     ----------------------------------------------------------------------

         THIRD SUPPLEMENTAL INDENTURE, dated as of May 17, 2000, among NTL Communications Corp., a Delaware corporation (the "COMPANY"), NTL Incorporated, a Delaware corporation ("NTL"), NTL Holdings Incorporated, a Delaware corporation and a direct wholly-owned subsidiary of NTL ("Holdco") and The Chase Manhattan Bank, a New York corporation, as trustee (the "TRUSTEE").

                                   WITNESSETH:

         WHEREAS, the Company and the Trustee previously executed and delivered the Indenture, dated as of December 16, 1998 (the "ORIGINAL INDENTURE"), providing for the creation, execution, authentication and delivery of the Company's 7% Convertible Subordinated Notes due 2008 (each a "SECURITY" and collectively, the "SECURITIES"), which Securities were initially convertible into shares of common stock, par value $0.01 per share, of the Company in accordance with the terms and conditions of the Original Indenture;

         WHEREAS, on March 26, 1999, the Company, NTL (formerly known a NTL Communications Corp.) and NTL Mergerco, Inc., a Delaware corporation that was a direct wholly-owned subsidiary of NTL and an indirect wholly-owned subsidiary of the Company ("FIRST MERGER SUB"), entered into an Agreement and Plan of Merger (the "FIRST MERGER AGREEMENT"), pursuant to which, among other things, effective April 1, 1999, First Merger Sub was merged with and into the Company in accordance with Section 251(g) of the General Corporation Law of the State of Delaware (the "FIRST MERGER"), with the Company continuing as the surviving corporation under the name "NTL Communications Corp." and as a direct wholly-owned subsidiary of NTL;

         WHEREAS, pursuant to the First Merger, each outstanding share of Company Common Stock was converted into the right to receive one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of NTL (the "NTL COMMON STOCK");

         WHEREAS, immediately prior to the First Merger, the Company, NTL and the Trustee entered into the First Supplemental Indenture, dated as of March 31, 1999 (the "FIRST SUPPLEMENTAL INDENTURE"), pursuant to which, effective with the consummation of the First Merger, NTL assumed the obligation to issue shares of NTL Common Stock upon conversion of the Securities;

         WHEREAS, subsequent to the First Merger, the Company, NTL and the Trustee entered into the Second Supplemental Indenture, dated as of March 16, 2000 (the "SECOND SUPPLEMENTAL INDENTURE" and together with the Original Indenture and the First Supplemental Indenture, the "INDENTURE"), pursuant to which NTL assumed joint and several liability for all obligations of the Company to pay the principal of, premium, if any, Liquidated Damages, if any, Offer Amount, if any, and interest on, the Securities on the dates and in the manner provided in the Securities;

         WHEREAS, Section 11.01 of the Indenture provides that the Company and the Trustee may from time to time amend or supplement the Indenture without the consent of any holders of the Securities, in order to, among other things, comply with Section 5.12 of the Indenture regarding the effect of reclassifications, consolidations, mergers or sales on conversion privileges and to make any change that does not adversely affect the interests of any Holders under the Indenture;

         WHEREAS, on February 9, 2000, NTL, Holdco and Holdings Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of Holdco and an indirect wholly-owned subsidiary of NTL ("SECOND MERGER SUB"), entered into an Agreement and Plan of Merger (the "SECOND MERGER AGREEMENT"), pursuant to which, among other things, Second Merger Sub shall be merged with and into NTL in accordance with Section 251(g) of the General Corporation Law of the State of Delaware (the "SECOND MERGER"), with NTL continuing as the surviving corporation (the "SURVIVING CORPORATION") under the name "NTL (Delaware), Inc." and as a direct wholly-owned subsidiary of Holdco;

         WHEREAS, pursuant to the Second Merger, each outstanding share of NTL Common Stock shall be converted into the right to receive one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of Holdco (the "HOLDCO COMMON STOCK");

         WHEREAS, upon consummation of the Second Merger and except as expressly set forth in Section 2.01 of this Third Supplemental Indenture, NTL as the Surviving Corporation and the Company shall continue to be liable for the obligations of NTL and the Company under the Securities and the Indenture;

         WHEREAS, Holdco desires to assume joint and several liability for the obligations of NTL and the Company to pay the principal of, premium, if any, Liquidated Damages, if any, Offer Amount, if any, and interest on, the Securities on the dates and in the manner provided in the Securities; and

         WHEREAS, all actions necessary to make this Third Supplemental Indenture and the Securities valid, binding and enforceable obligations of the Company and, to the extent applicable, NTL and Holdco, have been performed and fulfilled;

         NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the
Securities:


1                                    ARTICLE
                                   DEFINITIONS

         1.1 SECTION GENERAL. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Third Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

         (b) capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.


2                                    ARTICLE
                EFFECT OF SECOND MERGER ON CONVERSION PRIVILEGE;
                         ADJUSTMENT OF CONVERSION PRICE

         2.1 SECTION CONVERSION OF SECURITIES FOR HOLDCO COMMON STOCK. In accordance with Section 5.12 of the Original Indenture and Section 2.01 of the First Supplemental Indenture, upon and as of the consummation of the Second Merger, the holder of each Security then outstanding shall have the right to convert such Security into the amount of shares of Holdco Common Stock receivable upon effectiveness of the Second Merger by a holder of the number of shares of NTL Common Stock deliverable upon conversion of such Security immediately prior to the Second Merger. All of the covenants and provisions by or for the benefit of the Company and NTL that are contained in Article V of the Original Indenture and Section 2.01 of the First Supplemental Indenture relating to the conversion of the Securities shall, upon consummation of the Second Merger, bind and inure to the benefit of Holdco, including without limitation the covenant set forth in Section 5.05 of the Original Indenture, which shall require that Holdco at all times reserve and keep available, free from preemptive rights, out of authorized but unissued Holdco Common Stock and solely for the purpose of issuance upon conversion of Securities, a sufficient number of shares of Holdco Common Stock to permit conversion of all outstanding Securities for shares of Holdco Common Stock;.

         2.2 SECTION ADJUSTMENTS. Upon consummation of the Second Merger, any adjustments of the Conversion Price shall continue to be made in accordance with Article V of the Original Indenture and Section 2.02 of the First Supplemental Indenture, except that adjustments previously applicable with respect the NTL Common Stock, shall then be applicable in the same manner with respect to the Holdco Common Stock.

         2.3 SECTION RIGHTS UPON CONVERSION. Nothing in this Third Supplemental Indenture shall be construed to affect in any way the right that a holder of a Security may otherwise have, pursuant to clause (ii) of the last sentence of subsection (c) of Section 5.06 of the Original Indenture and Section 2.03 of the First Supplemental Indenture, to receive Rights upon conversion of a Security.

         2.4 SECTION HOLDCO AS SIGNATORY. In accordance with Section 5.12 of the Indenture, Holdco, as the issuer of the consideration receivable by holders of NTL Common Stock upon consummation of the Second Merger, has also executed this Third Supplemental Indenture.


3                                    ARTICLE
                 ASSUMPTION OF JOINT AND SEVERAL LIABILITY, ETC.

         3.1 SECTION ASSUMPTION OF JOINT AND SEVERAL LIABILITY FOR PAYMENT OBLIGATIONS OF THE COMPANY. Effective as of the date hereof, Holdco hereby assumes joint and several liability for the obligations of the Company to pay the principal of, premium, if any, Liquidated Damages, if any, Offer Amount, if any, and interest on, the Securities on the dates and in the manner provided in the Indenture and the Securities. The obligations of Holdco to make payments with respect to the Securities shall be subordinated to the same extent as the obligations of the Company with respect to the Securities. Accordingly, Article VI of the Original Indenture is hereby applicable to Holdco as well as the Company, such that references therein to the Company also shall apply to Holdco; in addition, for purposes of the defined term "Senior Debt" as it is used in the Indenture, all references therein to the Company also shall apply to Holdco.

         3.2 SECTION AGENCIES. Holdco shall be bound by and shall have the benefit of the provisions of Section 2.03 of the Indenture to the extent relating to Paying Agents as if references therein to the Company were also to Holdco and shall be deemed to have appointed the Trustee as its Paying Agent for the Securities.

         3.3 SECTION COMPLIANCE CERTIFICATES. To the extent applicable to Holdco, Holdco shall be bound by the first two paragraphs of Section
         4.03 of the Indenture as if references therein (i) to the Company were also to Holdco, (ii) to Officers were also to the corresponding officers of Holdco and (iii) to Officers' Certificates were also to certificates signed by two of such corresponding officers of Holdco.

         3.4 SECTION STAY, EXTENSION AND USURY LAWS. Holdco shall be bound by the provisions of Section 4.04 of the Indenture as if references therein to the Company were also to Holdco.

         3.5 SECTION EVENTS OF DEFAULT. Clause (d) of Section 8.01 of the Indenture hereby is amended and restated in its entirety to read as follows:

                  (d) the Company, NTL or Holdco fails to observe or perform any other covenant or agreement contained in this Indenture, required by it to be performed and the Default continues for a period of 60 days after notice from the Trustee to the Company or from the Holders of 25% in aggregate principal amount of the then outstanding Notes to the Company and the Trustee stating that such notice is a "Notice of Default";

         3.6 SECTION ACCELERATION. The fifth sentence of Section 8.02 of the Indenture hereby is amended to delete the words "or Holdco" after the first two references to "Company" contained therein and replace them in each case with the words ", NTL or Holdco".

         3.7 SECTION NOTICES. Section 12.02 of the Indenture is hereby amended by deleting the word ", Holdco" after the word "Company" in the first and second sentences thereof and replacing it in each case with words ", NTL, Holdco". The fourth paragraph of Section 12.02 of the Indenture is hereby amended by deleting the words "or Holdco" after the word "Company" and replacing them with the words ", NTL or Holdco." The fifth paragraph of Section 12.10 of the Indenture is hereby amended to read as follows:

                  The Company's, NTL's and Holdco's address is:

                  NTL Communications Corp., NTL Incorporated or
                  NTL Holdings Incorporated, as applicable
                  110 East 59th Street
                  New York, New York, 10022
                  Attention: Secretary
                  Facsimile: (212) 906-8497

         3.8 SECTION NO RECOURSE AGAINST OTHERS. The directors, officers, employees and stockholders of Holdco shall have the benefit of the provisions of Section 12.08 of the Indenture as if references therein to the Company were also to Holdco.


4                                    ARTICLE
                                  MISCELLANEOUS

         4.1 SECTION RIGHTS, POWERS AND OBLIGATIONS OF NTL AND THE COMPANY Continue. Except as expressly set forth in Section 2.01 of this Third Supplemental Indenture, NTL and the Company shall continue to exercise all of the rights and powers of NTL and the Company under the Indenture and the Securities and shall continue to be liable for all of the obligations of NTL and the Company thereunder, including the performance and observance of every covenant of the Indenture to be performed or observed on the part of NTL and/or the Company.

         4.2 SECTION EFFECT OF THIRD SUPPLEMENTAL INDENTURE. Upon the execution and delivery of this Third Supplemental Indenture by the Company, NTL, Holdco and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

         4.3 SECTION NOTATION REFLECTING THIRD SUPPLEMENTAL INDENTURE. The Trustee may place an appropriate notation about the Third Supplemental Indenture on any Security authenticated after the execution and delivery of this Third Supplemental Indenture. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the Third Supplemental Indenture.

         4.4 SECTION INDENTURE REMAINS IN FULL FORCE AND EFFECT. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

         4.5 SECTION INDENTURE AND THIRD SUPPLEMENTAL INDENTURE CONSTRUED Together. This Third Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture, and this Third Supplemental Indenture shall henceforth be read and construed together.

         4.6 SECTION CONFIRMATION AND PRESERVATION OF INDENTURE. The Indenture as supplemented by this Third Supplemental Indenture are in all respects confirmed and preserved.

         4.7 SECTION CONFLICT WITH TRUST INDENTURE ACT. If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this Third Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Third Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Third Supplemental Indenture, as the case may be.

         4.8 SECTION SEVERABILITY. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         4.9 SECTION HEADINGS. The Article and Section headings of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Third Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         4.10 SECTION BENEFITS OF THIRD SUPPLEMENTAL INDENTURE, ETC. Nothing in this Third Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture, this Third Supplemental Indenture or the Securities.

         4.11 SECTION SUCCESSORS. All agreements of the Company, NTL and Holdco in this Third Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

         4.12 SECTION TRUSTEE NOT RESPONSIBLE FOR RECITALS. The Trustee accepts the amendments to the Indenture effected by this Third Supplemental Indenture and agrees to perform the same upon the terms of the Indenture as supplemented by this Third Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee shall not be liable or responsible for the validity as to the Company, NTL and Holdco or sufficiency of this Third Supplemental Indenture or as to the due execution hereof by the Company, NTL and Holdco or as to recitals of fact contained herein, all of which are made solely by the Company, NTL and Holdco.

         4.13 SECTION CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE. In entering into this Third Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

         4.14 SECTION GOVERNING LAW. The internal law of the State of New York shall govern and be used to construe this Third Supplemental Indenture.

         4.15 SECTION COUNTERPART ORIGINALS. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         4.16 SECTION NOTICE OF SECOND MERGER. Holdco will give the Trustee prompt notice of the consummation of the Second Merger.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first above written.

                            NTL COMMUNICATIONS CORP.


                            By:          /s/ Richard J. Lubasch
                               Name:     Richard J. Lubasch
                               Title:    Executive Vice President, General
                                              Counsel and Secretary


                            NTL INCORPORATED


                            By:         /s/ Richard J. Lubasch
                                Name:   Richard J. Lubasch
                                Title:  Executive Vice President, General
                                              Counsel and Secretary


                            NTL HOLDINGS INCORPORATED


                            By:         /s/ Richard J. Lubasch
                                Name:   Richard J. Lubasch
                                Title:  Executive Vice President, General
                                              Counsel and Secretary


                            THE CHASE MANHATTAN BANK, as Trustee


                            By: /s/ Robert S. Peschler
                                Name: Robert S. Peschler
                                Title: Assistant Vice President